As filed with the Securities and Exchange Commission on April 29, 2009

Registration No. 333-103735

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

FORTUNE BRANDS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-3295276
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

520 Lake Cook Road, Deerfield, Illinois 60015

(Address of Principal Executive Offices) (Zip Code)

Future Brands LLC Retirement Savings Plan

(Full Title of the Plan)

MARK A. ROCHE, ESQ.,	Copy to:
Senior Vice President, General Counsel	STEVEN J. GAVIN, ESQ.
and Secretary	WINSTON & STRAWN LLP
FORTUNE BRANDS, INC	35 West Wacker Drive
520 Lake Cook Road	Chicago, Illinois 60601
Deerfield, Illinois 60015
(Name and address of agent for service)

Telephone number, including area code, of agent for service: (847) 484-4400

DEREGISTRATION OF SECURITIES

Fortune Brands, Inc. (the “Company”) registered, pursuant to a Registration Statement on Form S-8 (Registration Number 333-103735) (the “Registration Statement”) filed with the Securities and Exchange Commission on March 11, 2003, up to 200,000 shares of the Company’s common stock in connection with the offering of a Company stock fund investment option under the Future Brands LLC Retirement Savings Plan (the “Plan”). As of December 31, 2008, the Plan was merged with and into the Fortune Brands Retirement Savings Plan (“RSP”) and all assets of the Plan were transferred to the RSP as of such date. Pursuant to the undertakings set forth in its Registration Statement, the Company hereby amends the Registration Statement to remove from registration any and all remaining shares of common stock and the indeterminate amount of plan interests registered under the Registration Statement which have not been issued under the Plan as of the date specified below.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Deerfield, State of Illinois, on this 28th day of April, 2009.

FORTUNE BRANDS, INC.

By:	/s/ Mark A. Roche
Mark A. Roche, Senior Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on this 28th day of April, 2009.

Signature	Title

/s/ Bruce A. Carbonari	Chairman of the Board and Chief Executive Officer
(Bruce A. Carbonari)	(principal executive officer)

/s/ Craig P. Omtvedt	Senior Vice President and Chief Financial Officer
(Craig P. Omtvedt)	(principal financial officer)

/s/ Edward A. Wiertel	Vice President and Corporate Controller
(Edward A. Wiertel)	(principal accounting officer)

/s/ Richard A. Goldstein	Director
(Richard A. Goldstein)

/s/ Ann F. Hackett	Director
(Ann F. Hackett)

/s/ Pierre E. Leroy	Director
(Pierre E. Leroy)

/s/ A.D. David Mackay	Director
(A.D. David Mackay)

/s/ Anne M. Tatlock	Director
(Anne M. Tatlock)

/s/ David M. Thomas	Director
(David M. Thomas)

/s/ Ronald V. Waters, III	Director
(Ronald V. Waters, III)

/s/ Norman H. Wesley	Director
(Norman H. Wesley)

/s/ Peter M. Wilson	Director
(Peter M. Wilson)

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned (or other persons who administer the Plan) have duly caused this Amendment to the Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized in the Village of Deerfield, Illinois on April 28, 2009.

FUTURE BRANDS LLC RETIREMENT SAVINGS PLAN

By:	Fortune Brands Retirement Savings Plan (as successor plan through merger)

By:	/s/ Frank J. Cortese
Name:	Frank J. Cortese
Title:	Chairman, Corporate Employee Benefits Committee